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                                                                       EXHIBIT 5




                                                               September 4, 1997



Colorado Prime Corporation
One Michael Avenue
Farmingdale, New York  11735

         Re: Registration Statement on Form S-4 for 12 1/2% Senior Notes due 2004 of Colorado Prime Corporation

Gentlemen:

         We have acted as counsel to Colorado Prime Corporation, a Delaware corporation ("CPC"), in connection with the preparation of the Registration Statement on Form S-4 (Registration No. 333-30249) (the "Registration Statement") which has been filed by CPC on the date hereof with the Securities and Exchange Commission (the "Commission") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $100,000,000 of 12 1/2% Senior Notes due 2004 ("New Notes") of CPC which are being offered in exchange for $100,000,000 of 12 1/2% Senior Notes due 2004 ("Old Notes") of CPC. With respect thereto, we have examined:

         A. The Registration Statement, including the Exhibits filed therewith and the Prospectus related thereto; and

         B. Such other documents and instruments as we have deemed necessary to render the opinion set forth below.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and the due authorization and valid execution and delivery of all documents. As to any facts material to this opinion, we have relied upon statements and representations of officers and other representatives of the Company and its subsidiaries and others.

         Based upon the foregoing, we are of the opinion that the New Notes, when issued pursuant to and in the manner contemplated by the Registration Statement, will be validly issued and will be binding obligations of CPC.

         We express no opinion on the laws of any jurisdiction other than the Federal laws of the United States and the laws of the States of Delaware and New York.

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Colorado Prime Corporation
September 4, 1997
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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. We also consent to the reference to this firm under the heading "Legal Matters" in the Prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                      Very truly yours,

                                      Koerner Silberberg & Weiner, LLP



                                      By: /s/ Bennett I. Weiner
                                          ___________________________